Exhibit 3.1


                        NEW YORK COMMUNITY BANCORP, INC.

                              AMENDED AND RESTATED

                                     BYLAWS

                            ARTICLE I - STOCKHOLDERS


Section 1. Annual Meeting.
-------------------------

         An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2. Special Meetings.
---------------------------

         Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The term "Whole Board" shall mean the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

Section 3. Notice of Meetings.
------------------------------

         Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law.

         When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.
------------------

         At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article FOURTH of the Corporation's Certificate of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy (after giving effect to the provisions of Article FOURTH of the Corporation's Certificate of Incorporation) shall constitute a quorum entitled to take action with respect to that vote on that matter.

         If a quorum shall fail to attend any meeting, the Chief Executive Officer or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 5. Organization.
------------------------

         The Chairman of the Board of the Corporation or, in his or her absence or at his or her delegation, the Chief Executive Officer of the Corporation shall call to order any meeting of the stockholders and preside over the meeting (such person, the "Chairman of the Meeting"). In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the Chairman of the Meeting appoints.

Section 6. Conduct of Business.
-------------------------------

         (a) The Chairman of the Meeting of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

         (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Chairman of the Meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of a majority of the Whole Board of Directors.

         (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which Directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive office of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election by stockholders as a Director of the Corporation unless nominated by the Board of Directors, nominated pursuant to Section 2(b) of Article II of these Bylaws or nominated in accordance with the provisions of this Section 6(c) (the "Section 6(c) Provision"). The Chairman of the Meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with the Section 6(c) Provision and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 7. Proxies and Voting.
------------------------------

         At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing and filed in accordance with the procedure established for the meeting. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         All voting, including the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be made by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the Meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

         All elections for Directors shall be determined by a plurality of the votes cast and, except as otherwise required by law, the Certificate of Incorporation or these Bylaws, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8. Stock List.
----------------------

         A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Consent of Stockholders in Lieu of Meeting.
------------------------------------------------------

         Subject to the rights of the holders of any class of series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                         ARTICLE II - BOARD OF DIRECTORS

Section 1. General Powers, Number, and Term of Office.
------------------------------------------------------

         The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the majority of the Whole Board shall from time to time have designated, and except in the absence of such designation, shall be nine (9). The Board of Directors shall annually elect a Chairman of the Board from among its members.

         The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders; the term of office of the second class to expire at the annual meeting of stockholders one year thereafter; and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

Section 2. Vacancies and Newly Created Directorships.
-----------------------------------------------------

         (a) Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent Director.

         (b) Notwithstanding any other provision in these Bylaws, until the annual meeting of stockholders of the Corporation in 2004, unless two-thirds of all of the Directors of the Corporation shall otherwise determine, in the event that a Director of the Corporation at the effective time of the merger (the "Merger") of Richmond County Financial Corp. into the Corporation pursuant to the Agreement and Plan of Merger, dated as of March 27, 2001, by and between the Corporation and Richmond County Financial Corp. (the "Merger Agreement") that was a Director of the Corporation prior to the effective time of the Merger (a "New York Community Director") or a Director of the Corporation at the effective time of the Merger that was formerly a Director of Richmond County Financial Corp. prior to the effective time of the Merger (a "Richmond County Director"), or a Director otherwise elected or nominated by the New York Community Directors or the Richmond County Directors as set forth in this paragraph shall resign, no longer be able to serve or not stand or be standing for reelection (for whatever reason), (i) if such Director shall be a New York Community Director or a nominee of the New York Community Directors, then the New York Community Directors and nominees of the New York Community Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy and the entire Board of Directors shall either elect such person a Director or, if appropriate, nominate such person for election as a Director by the stockholders and (ii) if such Director shall be a Richmond County Director or a nominee of the Richmond County Directors, then the Richmond County Directors and nominees of the Richmond County Directors serving as directors shall have the exclusive right to nominate an individual to fill such vacancy and the entire Board of Directors shall either elect such person a Director or, if appropriate, nominate such person for election as a Director by the stockholders. This paragraph may not be amended, altered or repealed by the Board of Directors except pursuant to a resolution approved by two-thirds of all of the Directors of the Corporation.

Section 3. Regular Meetings.
----------------------------

         Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings.
----------------------------

         Special meetings of the Board of Directors may be called by one-half (1/2) of the Directors then in office (rounded up to the nearest whole number), or by the Chairman of the Board or the Chief Executive Officer, and shall be held in such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date and time of each such special meeting shall be given to each Director, unless waived by such Director, by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing, or by facsimile transmission of the same or by hand, not less than twenty-four (24) hours before the meeting in the case of a meeting to be held at a location within twenty-five (25) miles of the Corporation's executive offices and not less than forty-eight (48) hours before the meeting in the case of a meeting to be held at a location beyond twenty-five (25) miles of the Corporation's executive offices. No special meeting shall be held at a location beyond seventy-five (75) miles of the Corporation's executive offices. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.
------------------

         At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.
-------------------------------------------------------------

         Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business.
-------------------------------

         At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Chairman of the Board or, in his or her absence or at his or her delegation, the Chief Executive Officer or the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. The Board of Directors may take action without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8. Compensation of Directors.
-------------------------------------

         Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 9. Retirement of Directors.
-----------------------------------

         No person may be elected, appointed, or nominated as a Director of the Corporation after December 31 of the year in which such person attains the age of 80. Vacancies on the Board of Directors created by operation of this provision may be filled in accordance with these Bylaws. However, such person may complete the term in which they attain the age of 80.

                            ARTICLE III - COMMITTEES

Section 1. Committees of the Board of Directors.
------------------------------------------------

         The Board of Directors, by a vote of a majority of the Whole Board of Directors, may, from time to time, designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of a majority of the Whole Board, and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors, by a resolution adopted by a majority of the Whole Board, may terminate any committee previously established. Any committee so designated by resolution adopted by a majority of the Whole Board, may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.
-------------------------------

         Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law or the Board of Directors. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

Section 3. Nominating Committee.
--------------------------------

         The Board of Directors, by resolution adopted by a majority of the Whole Board, shall appoint a Nominating Committee of the Board, consisting of not less than three (3) members of the Board of Directors, one of whom shall be the Chairman of the Board and one of whom shall be the Chief Executive Officer. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c)(ii) of Article I of these Bylaws in order to determine compliance with such Bylaw and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing. The provisions of this
Section 3 of Article III shall be subject to the provisions of Section 2(b) of
Article II.

                              ARTICLE IV - OFFICERS

Section 1. Generally.
---------------------

         (a) The Board of Directors, as soon as may be practicable after the annual meeting of stockholders, shall choose a Chairman of the Board; a Chief Executive Officer; a President; one or more Vice Presidents (which may have the designation "Senior Executive", "Executive" or "Senior" before "Vice President"); and a Secretary, and from time to time may choose such other Officers as it may deem proper. The Chairman of the Board shall be chosen from among the Directors. Any number of offices may be held by the same person.

         (b) The term of office of all Officers shall be until such Officers' resignation or removal and any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors. The removal of Joseph R. Ficalora, as Chief Executive Officer and President, or Michael F. Manzulli, as Chairman of the Board, from such offices or any action to materially modify, amend or breach the employment agreements of either of such persons, or terminate such person's employment, shall require the affirmative vote of 75% of all of the Directors of the Corporation. This Section 1(b) of Article IV of these Bylaws may not be amended, altered or repealed by the Board of Directors except pursuant to a resolution adopted by 75% of all of the Directors of the Corporation.

         (c) All Officers chosen by the Board of Directors or the Chairman of the Board shall each have such powers and duties as generally pertain to their respective Offices, subject to the specific provisions of this ARTICLE IV. Such Officers shall also have such powers and duties as, from time to time, may be conferred by the Board of Directors or by any committee thereof.

Section 2.  Chairman of the Board of Directors.
-----------------------------------------------

         The Chairman of the Board shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, serve in a general executive capacity. The Chairman of the Board shall perform all duties and have all powers which are delegated to him or her by the Board of Directors.

Section 3.  Chief Executive Officer and President.
--------------------------------------------------

         The Chief Executive Officer and President shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers that are commonly incident to the office of Chief Executive Officer and President or that are delegated to him or her by the Board of Directors. The Chief Executive Officer and President shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board), employees and agents of the Corporation.

Section 4.  Vice President.
---------------------------

         The Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors. A Vice President or Vice Presidents may be designated as "Senior Executive Vice President", "Executive Vice President" or "Senior Vice President".

Section 5. Secretary.
---------------------

         The Secretary or Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, and shall perform such other duties and exercise such other powers as are usually incident to such office and/or such other duties and powers as are properly assigned thereto by the Board of Directors. Subject to the direction of the Board of Directors, the Secretary shall have the power to sign all stock certificates.

Section 6. Chief Financial Officer.
-----------------------------------

         The Chief Financial Officer of the Corporation shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render, from time to time, an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 7. Assistant Secretaries and Other Officers.
----------------------------------------------------

         The Board of Directors or the Chairman of the Board may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors.

Section 8. Action with Respect to Securities of Other Corporations.
-------------------------------------------------------------------

         Unless otherwise directed by the Board of Directors, the Chairman of the Board or any Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which this Corporation may hold securities, and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                ARTICLE V - STOCK

Section 1. Certificates of Stock.
---------------------------------

         Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the Chief Executive Officer, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2. Transfers of Stock.
------------------------------

         Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.

Section 3. Record Date.
-----------------------

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion, or exchange of stock, or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost, Stolen, or Destroyed Certificates.
---------------------------------------------------

         In the event of the loss, theft, or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.
-----------------------

         The issue, transfer, conversion, and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VI - NOTICES

Section 1. Notices.
-------------------

         Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee, or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram or other courier. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram or other courier, shall be the time of the giving of the notice.

Section 2. Waivers.
-------------------

         A written waiver of any notice, signed by a stockholder, Director, Officer, employee, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                           ARTICLE VII - MISCELLANEOUS

Section 1. Facsimile Signatures.
--------------------------------

         In addition to the provisions for use of facsimile signatures specifically authorized elsewhere in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof designated by the Board.

Section 2. Corporate Seal.
--------------------------

         The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a designated committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or an assistant to the Chief Financial Officer.

Section 3. Reliance Upon Books, Reports, and Records.
-----------------------------------------------------

         Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by lawyers, accountants, agents, or any other person as to matters which such Director or committee member or Officer reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.
-----------------------

         The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5. Time Periods.
------------------------

         In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                            ARTICLE VIII - AMENDMENTS

         The Board of Directors, by a resolution adopted by a majority of the Whole Board, may amend, alter, or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change was given not less than two days prior to the meeting. The stockholder shall also have power to amend, alter, or repeal these Bylaws at any meeting of stockholders provided notice of the proposed change was given in the notice of the meeting; provided, however, that, notwithstanding any other provisions of the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, the Certificate of Incorporation, any Preferred Stock Designation, or these Bylaws, the affirmative votes of the holders of at least 80% of the voting power (taking into account the provisions of Article FOURTH of the Certificate of Incorporation) of all the then-outstanding shares of the Voting Stock voting together as a single class, shall be required to alter, amend, or repeal any provisions of these Bylaws.

         The above Bylaws are effective at 9:00 p.m., on July 31, 2001, the time and date of the merger of Richmond County Financial Corp. with and into New York Community Bancorp, Inc.